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HICKOK INCORPORATED

Exhibit 21 Subsidiaries of Registrant

COMPANY NAME                  STATE OF INCORPORATION
------------                  ----------------------

Supreme Electronics Corp.     Mississippi

Waekon Corp.                  Ohio